Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-218292 and 333-207600) and the Registration Statement on Form S-8 (No. 333-219934) of our reports dated December 12, 2018, relating to the consolidated financial statements, and the effectiveness of Anavex Life Sciences Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

December 12, 2018